                                                                                                                    EXHIBIT 99.1

For more information, contact:
Robert S. Bloom
Financial Relations Leader
Acxiom Corporation
(501) 342-1321
EACXM

                                                Acxiom® Announces Third-Quarter Results
                                Highlights include strong international results, strong cash flow and new business

LITTLE ROCK, Ark. - January 19, 2005 - Acxiom® Corporation (Nasdaq: ACXM) today announced financial results for the third quarter of fiscal 2005 ended December 31, 2004. Financial results for the quarter include revenue of $312.4 million, income from operations of $39.4 million, diluted earnings per share of $.24, operating cash flow of $82.8 million and free cash flow of $58.5 million. Acxiom will hold a conference call at 4:30 p.m. CST today to discuss this information further. Interested parties are invited to listen to the call, which will be broadcast via the Internet at www.acxiom.com.

"Our third quarter results keep us on track to achieve the fiscal-year targets we've communicated in our Financial Road Map,"
Company Leader Charles D. Morgan said. "There were several highlights in the quarter, including a much-improved 10.6 percent operating margin in our international business, several significant new contracts won and existing contracts renewed and another strong cash flow performance."

Highlights of Acxiom's third-quarter performance include:

–Revenue of $312.4 million, up 22 percent from $255.2 million in the third quarter a year ago.  Acquisitions contributed 15 percentage points of this 22 percentage-point growth in revenue.
–Income from operations of $39.4 million, an increase of 6 percent compared to $37.3 million in the third quarter last year.
–Pre-tax earnings of $34.6 million, an increase of 7 percent compared to $32.2 million in the third quarter a year ago.
–Diluted earnings per share of $.24, up 9 percent from $.22 the year before.
–Operating cash flow of $82.8 million and free cash flow of $58.5 million.  The free cash flow of $58.5 million is a non-GAAP financial measure, and a reconciliation to the comparable GAAP measure, operating cash flow, is attached to this press release.
–New contracts that are expected to deliver $36 million in annual revenue and renewals that total $45 million in annual revenue.
–Committed new deals in the pipeline that are expected to generate $84 million in annual revenue.
–The acquisition of ChinaLOOP, a pioneering business intelligence, customer relationship management and data management company based in Shanghai, China.

In early January, Acxiom also acquired SmartDM, a full-service direct marketing firm based in Nashville, Tenn., that offers comprehensive direct marketing services and information management for mid-sized companies.

Morgan noted that "Acxiom recently completed contracts with TransUnion, Providian Financial Corporation, GE Capital Corporation,
Lands' End, ALLTEL, Sak's Incorporated, The Home Depot, Inc., and Bernard C. Harris Publishing Co., Inc.  We've also had some success with our Accenture partnership.  Recently we've added three new clients related to this partnership - two in telecommunications and one government agency.  And at TransUnion we have implemented the first grid-based solution housed at a client site."

"We again had a very encouraging quarter in new business won and renewals completed," Morgan continued. "They represent several substantial deals with important new and existing clients. Business activity in our pipeline remains strong, and we are confident our new-business outlook is good."

Outlook

For the fiscal year ended March 31, 2005 and thereafter, the Company's expectations are communicated in the attached Financial Road
Map, which includes a chart summarizing the Company's one-year and long-term goals as well as an explanation of the assumptions and definitions that accompany these goals.

The Financial Road Map has been updated based on current expectations for fiscal years 2005 and 2006, and the long-term goals have been updated to reflect the expectation for fiscal year 2009.  For the fiscal year ending March 31, 2006, the Company estimates that U.S. revenue will grow 7 percent to 11 percent, the U.S. operating margins will be 12.5 percent to 13.5 percent, international revenue will grow 7 percent to 11 percent and international margin will be 8 percent to 11 percent.

The financial projections stated today are based on the Company's current expectations and the assumptions and limitations set
forth in the Financial Road Map.   These projections are forward-looking, and actual results may differ materially.   These
projections do not include the potential impact of any mergers, acquisitions, divestitures or other business combinations that may be completed in the future and do not include the impact of the expensing of employee stock options.  Expensing of employee stock options will be required beginning July 1, 2005, and the Company is currently evaluating the new accounting standard to determine the potential impact on the Company's financial statements.

About Acxiom Corporation
Acxiom Corporation (Nasdaq: ACXM) integrates data, services and technology to create and deliver customer and information management solutions for many of the largest, most respected companies in the world. The core components of Acxiom's innovative solutions are Customer Data Integration (CDI) technology, data, database services, IT outsourcing, consulting and analytics, and privacy leadership. Founded in 1969, Acxiom is headquartered in Little Rock, Arkansas, with locations throughout the United States and Europe, Australia, China and Japan.

For more information, visit www.acxiom.com.

This release (including references to the Financial Road Map) and the scheduled conference call include a discussion of non-GAAP financial measures.  Whenever the Company reports non-GAAP financial measures, there is a reconciliation to the comparable GAAP measure attached to the press release.

This release and today's conference call contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially.  Such statements may include but are not necessarily limited to the following: that the projected revenue, operating margin, return on assets and return on invested capital, operating cash flow and free cash flow, borrowings and dividends referred to in the Financial Road Map will be within the estimated ranges; that the company is on track for a successful year and is currently operating in line with the Financial Road Map; that the business pipeline and our current cost structure will allow us to continue to meet or exceed revenue, cash flow and other projections; that new contracts and contract renewals will generate the indicated amounts of revenue; that we have committed new deals in the pipeline that are expected to deliver the indicated amounts; that we are well positioned for success and improving margins going forward; that future results will be within the indicated ranges; that new products and services will produce the expected results.

The following are important factors, among others, that could cause actual results to differ materially from these forward-looking statements: The possibility that certain contracts may not be closed, or may not be closed within the anticipated time frames; the possibility that certain contracts may not generate the anticipated revenue or profitability; the possibility that negative changes in economic or other conditions might lead to a reduction in demand for our products and services; the possibility that the recovery from the previous three years' economic slowdown may take longer than expected or that economic conditions in general will not be as expected; the possibility that significant customers may experience extreme, severe economic difficulty; the possibility that the fair value of certain of our assets may not be equal to the carrying value of those assets now or in future time periods;
the possibility that sales cycles may lengthen; the possibility that we may not be able to attract and retain qualified technical and leadership associates, or that we may lose key associates to other organizations; the possibility that we won't be able to properly motivate our sales force or other associates; the possibility that we won't be able to achieve cost reductions and avoid unanticipated costs; the possibility that we won't be able to continue to receive credit upon satisfactory terms and conditions;
the possibility that competent, competitive products, technologies or services will be introduced into the marketplace by other companies; the possibility that we may be subjected to pricing pressure due to market conditions and/or competitive products and services; the possibility that there will be changes in consumer or business information industries and markets; the possibility that changes in accounting pronouncements (including the proposed accounting pronouncement changes which will require expensing of stock option grants and other equity compensation awards) may occur and may impact these projections; the possibility that we won't be able to protect proprietary information and technology or to obtain necessary licenses on commercially reasonable terms; the possibility that we may encounter difficulties when entering new markets or industries; the possibility that there will be changes in the legislative, accounting, regulatory and consumer environments affecting our business, including but not limited to litigation, legislation, regulations and customs relating to our ability to collect, manage, aggregate and use data; the possibility that data suppliers might withdraw data from us, leading to our inability to provide certain products and services; the possibility that we may enter into short-term contracts which would affect the predictability of our revenues; the possibility that the amount of ad hoc, volume-based and project work will not be as expected; the possibility that we may experience a loss of data center capacity or interruption of telecommunication links or power sources; the possibility that we may experience failures or breaches of our network and data security systems, leading to potential adverse publicity, negative customer reaction, or liability to third parties; the possibility that postal rates may increase, thereby leading to reduced volumes of business; the possibility that our clients may cancel or modify their agreements with us; the possibility that we will not successfully complete customer contract requirements on time or meet the service levels specified in the contracts, which may result in contract penalties or lost revenue;  the possibility that we experience processing errors which result in credits to customers, re-performance of services or payment of damages to customers; the possibility that the services of the United States Postal Service, their global counterparts and other delivery systems may be disrupted; the possibility that the integration of our recently acquired businesses may not be as successful as planned; and the possibility that we may be affected by other competitive factors.

With respect to the Financial Road Map exhibit, all of the above factors apply, along with the following which were assumptions made in creating the Financial Road Map: that the U.S. and global economies will continue to improve at a moderate pace; that global growth will continue to be strong and that globalization trends will continue to grow at an increasing pace; that Acxiom's computer and communications related expenses will continue to fall as a percentage of revenue; that the Customer Information
Infrastructure (CII) grid-based environment Acxiom has begun to implement will continue to be implemented successfully over the next 3-4 years and that the new CII infrastructure will continue to provide increasing operational efficiencies; that the recent acquisitions of Claritas Europe and Consodata Europe will be successfully integrated and that significant efficiencies will be realized from this integration; relating to operating cash flow and free cash flow, that sufficient operating and capital lease arrangements will continue to be available to the Company to provide for the financing of most of its computer equipment and that software suppliers will continue to provide financing arrangements for most of the software purchases; relating to revolving credit line balance, that free cash flow will meet expectations and that the Company will continue to use free cash flow to pay down bank debt, buy back stock and fund dividends; relating to annual dividends, that the Board of Directors will continue to approve quarterly dividends and will vote to increase dividends over time; relating to diluted shares, that the Company will meet its cash flow expectations and that potential dilution created through the issuance of stock options and warrants will be mitigated by continued stock repurchases in accordance with the Company's stock repurchase program.

With respect to the provision of products or services outside our primary base of operations in the U.S., all of the above factors apply, along with the difficulty of doing business in numerous sovereign jurisdictions due to differences in culture, laws and regulations. Other factors are detailed from time to time in our periodic reports and registration statements filed with the United
States Securities and Exchange Commission. We believe that we have the product and technology offerings, facilities, associates and competitive and financial resources for continued business success, but future revenues, costs, margins and profits are all influenced by a number of factors, including those discussed above, all of which are inherently difficult to forecast. We undertake no obligation to update the information contained in this press release, including the Financial Road Map or any other forward-looking statement.

Acxiom is a registered trademark of Acxiom Corporation.

                                              ACXIOM CORPORATION AND SUBSIDIARIES
                                             CONSOLIDATED STATEMENTS OF OPERATIONS
                                                          (Unaudited)
                                       (Dollars in thousands, except earnings per share)

                                                                                For the Three Months Ended
                                                                                      December 31,
                                                         ------------------------------------------------------------------------
                                                                       2004                                  2003
                                                         ------------------------------------------------------------------------

Revenue:
    Services                                                                      225,811                                196,407
    Data                                                                           86,594                                 58,800
                                                         ---------------------------------     ----------------------------------
     Total revenue                                                                312,405                                255,207

Operating costs and expenses:
    Cost of revenue
     Services                                                                     174,960                                157,058
     Data                                                                          52,199                                 36,714
                                                         ---------------------------------     ----------------------------------
     Total cost of revenue                                                        227,159                                193,772

    Selling, general and administrative                                            46,461                                 27,100
    Gains, losses and nonrecurring items, net                                        (640)                                (3,000)
                                                         ---------------------------------     ----------------------------------

        Total operating costs and expenses                                        272,980                                217,872
                                                         ---------------------------------     ----------------------------------

    Income from operations                                                         39,425                                 37,335
                                                         ---------------------------------     ----------------------------------

   Other income (expense):
     Interest expense                                                              (5,076)                                (4,702)
     Other, net                                                                       210                                   (456)
                                                         ---------------------------------     ----------------------------------

   Total other income (expense)                                                    (4,866)                                (5,158)
                                                         ---------------------------------     ----------------------------------

   Earnings before income taxes                                                    34,559                                 32,177

   Income taxes                                                                    11,079                                 12,233
                                                         ---------------------------------     ----------------------------------

   Net earnings                                                                    23,480                                 19,944
                                                         =================================     ==================================

Earnings per share:

    Basic                                                                            0.27                                   0.23
                                                         =================================     ==================================

    Diluted                                                                          0.24                                   0.22
                                                         =================================     ==================================

                                              ACXIOM CORPORATION AND SUBSIDIARIES
                                             CONSOLIDATED STATEMENTS OF OPERATIONS
                                                          (Unaudited)
                                       (Dollars in thousands, except earnings per share)

                                                                                 For the Nine Months Ended
                                                                                      December 31,
                                                         ------------------------------------------------------------------------
                                                                       2004                                  2003
                                                         ------------------------------------------------------------------------

Revenue:
    Services                                                                      653,730                                579,019
    Data                                                                          246,778                                153,966
                                                         ---------------------------------     ----------------------------------
     Total revenue                                                                900,508                                732,985

Operating costs and expenses:
    Cost of revenue
     Services                                                                     507,459                                470,242
     Data                                                                         153,786                                107,907
                                                         ---------------------------------     ----------------------------------
     Total cost of revenue                                                        661,245                                578,149

    Selling, general and administrative                                           141,010                                 87,559
    Gains, losses and nonrecurring items, net                                        (984)                                (4,008)
                                                         ---------------------------------     ----------------------------------

        Total operating costs and expenses                                        801,271                                661,700
                                                         ---------------------------------     ----------------------------------

    Income from operations                                                         99,237                                 71,285
                                                         ---------------------------------     ----------------------------------

   Other income (expense):
     Interest expense                                                             (14,889)                               (14,356)
     Other, net                                                                       824                                    430
                                                         ---------------------------------     ----------------------------------

   Total other income (expense)                                                   (14,065)                               (13,926)
                                                         ---------------------------------     ----------------------------------

   Earnings before income taxes                                                    85,172                                 57,359

   Income taxes                                                                    30,312                                 14,935
                                                         ---------------------------------     ----------------------------------

   Net earnings                                                                    54,860                                 42,424
                                                         =================================     ==================================

Earnings per share:

    Basic                                                                            0.64                                   0.50
                                                         =================================     ==================================

    Diluted                                                                          0.58                                   0.47
                                                         =================================     ==================================

                                           ACXIOM CORPORATION AND SUBSIDIARIES
                                            CALCULATION OF EARNINGS PER SHARE
                                                      (Unaudited)
                                        (In thousands, except earnings per share)

                                                                                  For the Three Months Ended
                                                                                        December 31,
                                                                            -------------------------------------
                                                                                2004                   2003
                                                                            -------------------------------------

Basic earnings per share:

    Numerator - net earnings                                                       23,480                 19,944

    Denominator - weighted-average shares outstanding                              86,468                 84,926
                                                                            --------------        ---------------

        Basic earnings per share                                                     0.27                   0.23
                                                                            ==============        ===============

Diluted earnings per share:

    Numerator:

        Net earnings                                                               23,480                 19,944

        Interest expense on convertible bonds (net of tax benefit)                   1,017                 1,026
                                                                            --------------        ---------------

                                                                                   24,497                 20,970
                                                                            --------------        ---------------

    Denominator:

        Weighted-average shares outstanding                                        86,468                 84,926

        Dilutive effect of common stock options and warrants                        4,191                  2,082

        Dilutive effect of convertible debt                                         9,589                  9,589
                                                                            --------------        ---------------

                                                                                  100,248                 96,597
                                                                            --------------        ---------------

            Diluted earnings per share                                               0.24                   0.22
                                                                            ==============        ===============

                                             ACXIOM CORPORATION AND SUBSIDIARIES
                                              CALCULATION OF EARNINGS PER SHARE
                                                        (Unaudited)
                                          (In thousands, except earnings per share)

                                                                                  For the Nine Months Ended
                                                                                        December 31,
                                                                            -------------------------------------
                                                                                2004                   2003
                                                                            -------------------------------------

Basic earnings per share:

    Numerator - net earnings                                                       54,860                 42,424

    Denominator - weighted-average shares outstanding                              86,187                 85,535
                                                                            --------------        ---------------

        Basic earnings per share                                                     0.64                   0.50
                                                                            ==============        ===============

Diluted earnings per share:

    Numerator:

        Net earnings                                                               54,860                 42,424

        Interest expense on convertible bonds (net of tax benefit)                  3,051                  3,076
                                                                            --------------        ---------------

                                                                                   57,911                 45,500
                                                                            --------------        ---------------

    Denominator:

        Weighted-average shares outstanding                                        86,187                 85,535

        Dilutive effect of common stock options and warrants                        3,870                  1,874

        Dilutive effect of convertible debt                                         9,589                  9,589
                                                                            --------------        ---------------

                                                                                   99,646                 96,998
                                                                            --------------        ---------------

            Diluted earnings per share                                               0.58                   0.47
                                                                            ==============        ===============

                                         ACXIOM CORPORATION AND SUBSIDIARIES
                                                  REVENUES BY SEGMENT
                                                     (Unaudited)
                                               (Dollars in thousands)

                                                            For the Three Months Ended
                                                                  December 31,
                                     -----------------------------------------------------------------------
                                                   2004                                  2003
                                     -----------------------------------------------------------------------

US Services & Data                                             182,606                              176,151
International Services & Data                                   58,507                               15,547
IT Management                                                   75,268                               66,323
Intercompany eliminations                                       (3,976)                              (2,814)
                                     ----------------------------------     --------------------------------

Total Revenue                                                  312,405                              255,207
                                     ==================================     ================================

                                                            For the Nine Months Ended
                                                                  December 31,
                                     -----------------------------------------------------------------------
                                                   2004                                  2003
                                     -----------------------------------------------------------------------

US Services & Data                                             544,927                              507,292
International Services & Data                                  159,842                               44,167
IT Management                                                  208,610                              189,235
Intercompany eliminations                                      (12,871)                              (7,709)
                                     ----------------------------------     --------------------------------

Total Revenue                                                  900,508                              732,985
                                     ==================================     ================================

                                         ACXIOM CORPORATION AND SUBSIDIARIES
                                        CONDENSED CONSOLIDATED BALANCE SHEETS
                                                     (Unaudited)
                                               (Dollars in thousands)
                                                                               December 31,            March 31,
                                                                                   2004                   2004
                                                                             -----------------      -----------------
                                  Assets
Current assets:
  Cash and cash equivalents                                                  $         21,894       $         14,355
  Trade accounts receivable, net                                                      232,815                212,387
  Deferred income taxes                                                                14,316                 14,032
  Refundable income taxes                                                               1,444                  2,280
  Other current assets                                                                 44,939                 43,272
                                                                             -----------------      -----------------
     Total current assets                                                             315,408                286,326
                                                                             -----------------      -----------------
Property and equipment                                                                552,359                521,064
  Less - accumulated depreciation and amortization                                    243,530                253,976
                                                                             -----------------      -----------------
Property and equipment, net                                                           308,829                267,088
                                                                             -----------------      -----------------
Software, net of accumulated amortization                                              58,010                 64,553
Goodwill                                                                              339,986                282,971
Purchased software licenses, net of accumulated amortization                          154,192                157,217
Unbilled and notes receivable, excluding current portions                              18,864                 13,030
Deferred costs, net                                                                    89,311                 88,096
Data acquisition costs                                                                 48,681                 36,557
Other assets, net                                                                      13,012                 19,946
                                                                             -----------------      -----------------
                                                                             $      1,346,293       $      1,215,784
                                                                             =================      =================

                   Liabilities and Stockholders' Equity
Current liabilities:
  Current installments of long-term obligations                                        84,808                 73,245
  Trade accounts payable                                                               48,116                 41,527
  Accrued merger, integration and impairment costs                                          -                  2,881
  Accrued payroll and related expenses                                                 25,948                 23,979
  Other accrued expenses                                                               78,723                 63,411
  Deferred revenue                                                                     94,084                 91,060
                                                                             -----------------      -----------------
    Total current liabilities                                                         331,679                296,103
                                                                             -----------------      -----------------
Long-term obligations:
  Long-term debt and capital leases, net of current installments                      251,391                239,327
  Software and data licenses, net of current installments                              40,848                 54,130
                                                                             -----------------      -----------------
    Total long-term obligations                                                       292,239                293,457
                                                                             -----------------      -----------------

Deferred income taxes                                                                  71,025                 39,008

Commitments and contingencies

Stockholders' equity:
  Common stock                                                                          9,446                  9,226
  Additional paid-in capital                                                          398,687                361,256
  Retained earnings                                                                   352,988                308,487
  Accumulated other comprehensive loss                                                 14,525                  2,940
  Treasury stock, at cost                                                            (124,296)               (94,693)
                                                                             -----------------      -----------------
  Total stockholders' equity                                                          651,350                587,216
                                                                             -----------------      -----------------
                                                                             $      1,346,293       $      1,215,784
                                                                             =================      =================

                                                ACXIOM CORPORATION AND SUBSIDIARIES
                                      RECONCILIATION OF FREE CASH FLOW TO OPERATING CASH FLOW
                                                          (Unaudited)
                                                    (Dollars in thousands)

                                                         Qtr ended    Qtr ended      Qtr ended     Qtr ended     Yr ended
                                                         6/30/2001    9/30/2001      12/31/2001    3/31/2002     3/31/2002

Net cash provided by operating activities                (39,280)      69,300          60,493       60,092       150,605

Proceeds received from disposition of assets                 127            -               -           46           173
Capitalized software                                      (5,935)      (5,464)         (5,832)      (6,890)      (24,121)
Capital expenditures                                      (8,789)           -          (2,612)      (3,474)      (14,875)
Deferral of costs                                         (8,690)     (18,012)        (14,077)      (7,352)      (48,131)
Proceeds from sale and leaseback transaction                   -        1,964           4,035            -         5,999
                                                        ----------   ----------     -----------   ----------    ----------

Free cash flow                                           (62,567)      47,788          42,007       42,422        69,650
                                                        ==========   ==========     ===========   ==========    ==========

                                                         Qtr ended    Qtr ended       Qtr ended    Qtr ended      Yr ended
                                                         6/30/2002    9/30/2002      12/31/2002    3/31/2003     3/31/2003

Net cash provided by operating activities                 60,243       53,446          76,992       63,112        253,793

Proceeds received from disposition of assets                  45          155               -           93            293
Capitalized software                                      (8,652)      (8,958)         (8,726)      (8,237)       (34,573)
Capital expenditures                                      (1,916)      (3,000)         (5,893)      (2,403)       (13,212)
Deferral of costs                                         (3,240)      (4,108)         (3,796)      (3,883)       (15,027)
Proceeds from sale and leaseback transaction                   -        7,729               -            -          7,729
                                                        ----------   ----------     -----------   ----------    ----------

Free cash flow                                            46,480       45,264          58,577       48,682        199,003
                                                        ==========   ==========     ===========   ==========    ==========

                                                         Qtr ended     Qtr ended     Qtr ended     Qtr ended     Yr ended
                                                         6/30/2003     9/30/2003     12/31/2003    3/31/2004     3/31/2004

Net cash provided by operating activities                 48,125        49,909         79,282       82,567       259,883

Proceeds received from disposition of assets                 506           192             39        2,046         2,783
Capitalized software                                      (6,335)       (7,296)        (6,510)      (7,703)      (27,844)
Capital expenditures                                      (1,588)       (3,036)        (7,637)      (9,917)      (22,178)
Deferral of costs                                         (6,026)       (4,006)        (5,312)      (9,537)      (24,881)
                                                        ----------   ----------     -----------   ----------    ----------

Free cash flow                                            34,682        35,763         59,862       57,456       187,763
                                                        ==========   ==========     ===========   ==========    ==========

                                                         Qtr ended     Qtr ended     Qtr ended
                                                         6/30/2004     9/30/2004     12/31/2004

Net cash provided by operating activities                 34,714        61,742         82,805

Capitalized software                                      (4,107)       (4,721)        (5,706)
Capital expenditures                                      (1,823)       (4,813)        (3,132)
Deferral of costs                                         (9,610)      (11,113)       (15,502)
                                                        ----------   ----------     -----------

Free cash flow                                            19,174        41,095         58,465
                                                        ==========   ==========     ===========

                                               ACXIOM CORPORATION AND SUBSIDIARIES
                                         CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                           (Unaudited)
                                                      (Dollars in thousands)

                                                                                               For the Three Months Ended
                                                                                                    December 31,
                                                                                   ------------------------------------------------
                                                                                          2004                       2003
                                                                                   ------------------------------------------------

Cash flows from operating activities:
  Net earnings                                                                                 23,480                       19,944
  Non-cash operating activities:
    Depreciation and amortization                                                              50,817                       36,709
    Loss on disposal or impairment of assets, net                                                 (50)                           -
    Deferred income taxes                                                                      11,385                       23,418
    Changes in operating assets and liabilities:
      Accounts receivable                                                                       3,403                        (7,197)
      Other assets                                                                              5,915                        3,168
      Accounts payable and other liabilities                                                  (12,145)                       3,270

      Merger, integration and impairment costs                                                      -                          (30)
                                                                                   -------------------      -----------------------
      Net cash provided by operating activities                                                82,805                       79,282
                                                                                   -------------------      -----------------------
Cash flows from investing activities:

    Proceeds received  from the disposition of assets                                               -                           39
    Capitalized software                                                                       (5,706)                       (6,510)
    Capital expenditures                                                                       (3,132)                       (7,637)
    Deferral of costs                                                                         (15,502)                       (5,312)
    Payments received from investments                                                          1,795                          159
    Net cash paid in acquisitions                                                              (6,847)                           -
                                                                                   -------------------      -----------------------
      Net cash used by investing activities                                                   (29,392)                      (19,261)
                                                                                   -------------------      -----------------------
Cash flows from financing activities:
    Proceeds from debt                                                                         31,663                       18,516
    Payments of debt                                                                          (82,175)                      (67,592)
    Dividends paid                                                                             (3,464)                           -
    Sale of common stock                                                                       14,537                        4,275
    Acquisition of treasury stock                                                              (2,840)                       (1,350)
                                                                                   -------------------      -----------------------
      Net cash used by financing activities                                                   (42,279)                      (46,151)
                                                                                   -------------------      -----------------------
      Effect of exchange rate changes on cash                                                     620                          129
                                                                                   -------------------      -----------------------

      Net decrease in cash and cash equivalents                                                11,754                       13,999
  Cash and cash equivalents at beginning of period                                             10,140                        3,649
                                                                                   -------------------      -----------------------
  Cash and cash equivalents at end of period                                                   21,894                       17,648
                                                                                   -------------------      -----------------------
  Supplemental cash flow information:
    Cash paid (received) during the period for:
      Interest                                                                                  3,521                        3,195
      Income taxes                                                                                583                          570

    Noncash investing and financing activities:
      Issuance of warrants in acquisition                                                       1,833                            -
      Enterprise software licenses acquired under long-term obligation                          6,715                        1,923
      Acquisition of property and equipment under capital lease
           and installment payment arrangements                                                27,289                       28,861
      Construction of assets under construction loan                                            4,868                        4,244
                                                                                   -------------------      -----------------------

                                               ACXIOM CORPORATION AND SUBSIDIARIES
                                         CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                           (Unaudited)
                                                      (Dollars in thousands)

                                                                                                For the Nine Months Ended

                                                                                                    December 31,

                                                                                   ------------------------------------------------
                                                                                          2004                       2003
                                                                                   ------------------------------------------------

Cash flows from operating activities:
  Net earnings                                                                                 54,860                       42,424
  Non-cash operating activities:
    Depreciation and amortization                                                             139,916                      107,745
    Loss on disposal or impairment of assets, net                                                 (50)                      (1,008)
    Deferred income taxes                                                                      30,933                       16,676
    Changes in operating assets and liabilities:
      Accounts receivable                                                                     (22,746)                      (2,387)
      Other assets                                                                            (2,531)                       11,995
      Accounts payable and other liabilities                                                  (18,430)                       2,455
      Merger, integration and impairment costs                                                 (2,691)                        (584)
                                                                                   -------------------      -----------------------
      Net cash provided by operating activities                                               179,261                      177,316
                                                                                   -------------------      -----------------------
Cash flows from investing activities:
    Proceeds received  from the disposition of operations                                           -                        7,684
    Proceeds received  from the disposition of assets                                               -                          737
    Capitalized software                                                                      (14,534)                     (20,141)
    Capital expenditures                                                                       (9,768)                     (12,261)
    Investments in joint ventures and other companies                                               -                       (5,000)
    Deferral of costs                                                                         (36,225)                     (15,344)
    Payments received from investments                                                          2,298                        1,519
    Net cash paid in acquisitions                                                             (23,588)                           -
                                                                                   -------------------      -----------------------
      Net cash used by investing activities                                                   (81,817)                     (42,806)
                                                                                   -------------------      -----------------------
Cash flows from financing activities:
    Proceeds from debt                                                                        129,792                      100,989
    Payments of debt                                                                         (217,784)                    (178,480)
    Dividends paid                                                                            (10,359)                           -
    Sale of common stock                                                                       38,208                       10,984
    Acquisition of treasury stock                                                             (30,208)                     (56,047)
                                                                                   -------------------      -----------------------
      Net cash used by financing activities                                                   (90,351)                    (122,554)
                                                                                   -------------------      -----------------------
      Effect of exchange rate changes on cash                                                     446                          201
                                                                                   -------------------      -----------------------

      Net decrease in cash and cash equivalents                                                 7,539                       12,157
  Cash and cash equivalents at beginning of period                                             14,355                        5,491
                                                                                   -------------------      -----------------------
  Cash and cash equivalents at end of period                                                   21,894                       17,648
                                                                                   -------------------      -----------------------
  Supplemental cash flow information:
    Cash paid (received) during the period for:
      Interest                                                                                 13,409                       13,497
      Income taxes                                                                              1,080                         (986)

    Noncash investing and financing activities:
      Issuance of warrants in acquisition                                                       1,833                            -

      Acquisition of land in exchange for debt                                                      -                        2,698

      Acquisition of data under long-term obligation                                                -                       18,340
      Enterprise software licenses acquired under long-term obligation                         12,682                       11,135
      Acquisition of property and equipment under capital lease
           and installment payment arrangements                                                66,359                       60,195
      Construction of assets under construction loan                                           17,979                        6,854
                                                                                   -------------------      -----------------------

                                                                  ACXIOM CORPORATION

                                                                  Financial Road Map 1
                                                                  (as of Dec 31, 2004)

                                 ---------------    ----------------    -----------------    ------------------------    ---------------------------    -----------------------
                                     Actual 2            Actual              Actual                  Target                       Target                    Long-Term Goals
Years Ending March 31,             Fiscal 2004       Q3 Fiscal 2005      YTD Fiscal 2005           Fiscal 2005                  Fiscal 2006                    Fiscal 2009
                                 ---------------    ----------------    -----------------    ------------------------    ---------------------------    ------------------------

U.S. Revenue Growth                    2.7%              5.9%                 7.5%                  7% to 9%                     7% to 11%                    7% to 10% (CAGR)
U.S. Revenue                      $926 million      $254 million          $741 million        $991 to $1,010 million      $1,075 to $1,110 million                 -

International Revenue Growth          51.3%            276.3%                261.9%                    -                         7% to 11%                   10% to 15% (CAGR)
International Revenue              $85 million       $59 million          $160 million         $215 to $225 million         $235 to $245 million                   -

U.S. Operating Margin                  9.8%             13.1%                12.2%                 12% to 12.5%               12.5% to 13.5%                   15% to 18%

International Operating Margin         3.1%             10.6%                 5.4%                  5% to 7%                     8% to 11%                     15% to 18%

Return on Assets                       8.2%              9.5% 3               9.5% 3               10% to 11%                   11% to 13%                     14% to 16%

Return on Invested Capital             9.4%             11.1% 3              11.1% 3               12% to 13%                   13% to 15%                     16% to 19%

Operating Cash Flow               $260 million       $83 million          $179 million        $240 to $260 million          $260 to $290 million          $270 to $300 million

Free Cash Flow                    $188 million       $58 million          $119 million        $160 to $180 million          $170 to $200 million          $170 to $200 million

Revolving Credit Line Balance      $16 million        $0 million           $0 million        Less than $150 million        Less than $150 million        Less than $200 million

Dividends Per Share                      $0.04 4        $0.04                $0.12                   $0.16                        $0.16                      $0.20 to $0.24

--------------------------------
1  Assumptions and definitions are defined on the following schedule:  "Financial Road Map assumptions and definitions"
2  The Fiscal 2004 results include $0.9 million expense recorded in gains, losses and nonrecurring items, net and $2.8 million related to a write-down of a third-party software package.
3  ROA and ROIC for Q3 & YTD of Fiscal 2005 are calculated on a trailing 4 quarters basis.  Results for the trailing 4 quarters ending Q3 of Fiscal 2005 include $4.3 million of restructuring charges, $3.7 million of asset impairment charges, partially offset by $1.4 million of recovery of previous charges on a bankrupt customer.
4  Acxiom declared its first quarterly dividend in the fourth quarter of Fiscal
2004.

                                                     ACXIOM CORPORATION

                                       Financial Road Map Assumptions and Definitions

Assumptions

  1.    The effective tax rate is projected to be approximately 38% for future years.
  2.    Interest rates will remain at approximately the current levels.
  3.    The Company will utilize all of its tax loss carry forwards and begin to pay U.S. federal and state income taxes during
        FY07.
  4.    The Company will pay incentives under its bonus plan of approximately $15 million to $25 million for each of the years beginning in fiscal 2006 based on achievement of the Company's business plan.
  5.    The Company will maintain a relatively constant mix of business for each of its three business segments.
  6.    Foreign exchange rates will remain at approximately the current levels.
  7.    Stock repurchases will be in amounts that yield the highest shareholder return considering all other uses for the available cash.
  8.    Diluted outstanding shares will increase slightly to reflect the impact of in-the-money options as the stock price increases.
  9.    Long-term goals are based on the Company's current assessment of opportunities and are subject to change.  There are risks associated with obtaining these goals which
        are explained under forward looking statements in the press release accompanying this Financial Road Map.  Acxiom disclaims any obligation to update the information contained in this Financial Road Map.
 10.    The effect of expensing employee stock options, which will be required beginning July 1, 2005, is not included in the
        Financial Roadmap. The Company is currently evaluating the potential impact on the Company's financial statements.

Definitions

  1.    Revenue Growth is defined as the percentage growth compared to the previous corresponding fiscal year or comparable period.
  2.    Operating Margin is defined as the income from operations as a percentage of revenue.
  3.    Return on Assets (ROA) is defined as income from operations divided by average total assets for the trailing four quarters.
  4.    Return on Invested Capital (ROIC) is defined as income from operations adjusted for the implied interest expense included in operating leases divided by the trailing four quarters' average invested capital.  The implied interest adjustment for operating leases is calculated by multiplying the average quarterly balances of the present value of operating leases
        [(beginning balance + ending balance)/2]  x  an 8% implied interest rate on the leases.
        Average invested capital is defined as the trailing four-quarter average of the ending quarterly balances for total assets less cash, less non-interest bearing liabilities, plus the present value of operating leases.
  5.    Operating Cash Flow is as shown on the Company's cash flow statement.
  6.    Free Cash Flow is defined as cash flow from operating activities less cash flow from investing activities excluding net cash paid or received for acquisitions and divestitures, joint ventures and investments.
  7.    Revolving Credit Line Balance is defined as actual funds borrowed under the Company's revolving line of credit facility at the end of the period.
  8.    Dividends Per Share is defined as the sum of the dividends for that period.

                                                                         ACXIOM CORPORATION

                                                              Reconciliation of Non-GAAP Measurements
                                                                       (Dollars in thousands)

                                               -----------     --------------    ---------------     ---------------------------     -------------------------    --------------------------------
                                                 Actual           Actual             Actual                     Target                          Target                    Long-Term Goals
Years Ending March 31,                         Fiscal 2004     Q2 Fiscal 2005    YTD Fiscal 2005              Fiscal 2005                     Fiscal 2006                   Fiscal 2009
                                               -----------     --------------    ---------------     ---------------------------     -------------------------    --------------------------------

Free Cash Flow

Net cash provided by operating activities         259,883          82,805             179,261           240,000         260,000        260,000         290,000       270,000        300,000

Proceeds received from disposition of assets        2,783               0                   0                 0               0              0               0             0              0
Capitalized software                              (27,844)         (5,706)            (14,534)          (20,000)        (20,000)       (20,000)        (20,000)      (20,000)       (20,000)
Capital expenditures                              (22,178)         (3,132)             (9,768)          (15,000)        (15,000)       (25,000)        (25,000)      (25,000)       (25,000)
Deferral of costs                                 (24,881)        (15,502)            (36,225)          (45,000)        (45,000)       (45,000)        (45,000)      (55,000)       (55,000)
                                               -----------     --------------    ----------------    -----------     -----------    -----------     -----------   -----------     ----------
Free cash flow                                    187,763          58,465             118,734            160,000  to    180,000        170,000  to     200,000       170,000   to   200,000
                                               ===========     ==============    ================    ===========     ===========    ===========     ===========   ===========     ==========

Free cash flow as defined by the Company may not be comparable to similarly titled measures reported by other companies.  Management of the Company has included free cash flow in this Financial Road Map because although free cash flow does not represent the amount of money available for the Company's discretionary spending since certain obligations of the Company must be funded out of free cash flow, management believes that it provides investors with a useful alternative measure of liquidity by allowing an assessment of the amount of cash available for general corporate and strategic purposes, including debt payments, after funding operating activities and capital expenditures, capitalized software expenses and deferred costs.  The above table reconciles free cash flow to cash provided by operating activities, the nearest comparable GAAP measure.

---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

Return on Assets (ROA) and                                     -------------------    -------------------     -------------------    -----------------    -----------------    -----------------     ---------------------------------------    ---------------------------------------     -----------------------------------     -----------------------------------    -----------------------------------  -----------------------------------
Return on Invested Capital (ROIC)                                      ROA                   ROIC                     ROA                  ROIC                  ROA                 ROIC                             ROA                                        ROIC                                      ROA                                     ROIC                                     ROA                                 ROIC
                                                               -------------------    -------------------     -------------------    -----------------    -----------------    -----------------     ---------------------------------------    ---------------------------------------     -----------------------------------     -----------------------------------    -----------------------------------  -----------------------------------
                                                                                                                     (5)                   (5)                  (5)                  (5)

Numerator:
   Income from operations                                                  93,284                 93,284                 121,237              121,237              121,237              121,237               125,000               142,000              125,000               142,000             150,000             175,000             150,000             175,000            230,000             310,000          230,000             310,000
   Add implied interest on operating leases (1)                                                   13,557                                       13,243                                    13,243                                                           15,000                15,000                                                      15,500              15,500                                                  20,000              20,000
                                                               -------------------    -------------------     -------------------    -----------------    -----------------    -----------------     -----------------     -----------------    -----------------      ----------------     ---------------     ---------------     ---------------     ---------------    ---------------     ---------------  ---------------     ---------------
                                                                           93,284                106,841                 121,237              134,480              121,237              134,480               125,000               142,000              140,000               157,000             150,000             175,000             165,500             190,500            230,000             310,000          250,000             330,000
                                                               -------------------    -------------------     -------------------    -----------------    -----------------    -----------------     -----------------     -----------------    -----------------      ----------------     ---------------     ---------------     ---------------     ---------------    ---------------     ---------------  ---------------     ---------------

Denominator:
   Average total assets (2)                                             1,143,120              1,143,120               1,275,529            1,275,529            1,275,529            1,275,529             1,280,000             1,300,000            1,280,000             1,300,000           1,350,000           1,400,000           1,350,000           1,400,000          1,700,000           1,900,000        1,700,000           1,900,000
   Less average cash (3)                                                                         (10,129)                                     (14,401)                                  (14,401)                                                         (10,000)              (30,000)                                                    (50,000)           (120,000)                                               (100,000)           (140,000)
   Less average non-interest bearing current liabilities (4)                                    (166,175)                                    (231,681)                                 (231,681)                                                        (230,000)             (240,000)                                                   (240,000)           (250,000)                                               (240,000)           (250,000)
   Plus average present value of operating leases (1)                                            171,422                                      177,024                                   177,024                                                          175,000               180,000                                                     190,000             200,000                                                 240,000             250,000
                                                               -------------------    -------------------     -------------------    -----------------    -----------------    -----------------     -----------------     -----------------    -----------------      ----------------     ---------------     ---------------     ---------------     ---------------    ---------------     ---------------  ---------------     ---------------

                                                                        1,143,120              1,138,238               1,275,529            1,206,472            1,275,529            1,206,472             1,280,000             1,300,000            1,215,000             1,210,000           1,350,000           1,400,000           1,250,000           1,230,000          1,700,000           1,900,000        1,600,000           1,760,000
                                                               -------------------    -------------------     -------------------    -----------------    -----------------    -----------------     -----------------     -----------------    -----------------      ----------------     ---------------     ---------------     ---------------     ---------------    ---------------     ---------------  ---------------     ---------------

Return on invested capital                                                   8.2%                   9.4%                    9.5%                11.1%                 9.5%                11.1%                   10%  to               11%                  12%  to               13%                 11%  to             13%                 13%  to             15%                14%  to             16%              16%  to             19%
                                                               ===================    ===================     ===================    =================    =================    =================     =================     =================    =================      ================     ===============     ===============     ===============     ===============    ===============     ===============  ===============     ===============

                 Notes
              1  Average present value of operating leases is the average for the trailing 4 quarter ends of the present value of future payments on operating leases, discounted at 8% which is the assumed implicit interest rate included in the leases.  The implied interest added to the numerator is the 8% assumed interest charge on the average quarterly balance [(beginning + Ending) / 2] of the present value of the leases.
              2  Average total assets is the average of the GAAP amount for the trailing 4 quarter ends.
              3  Average cash is the average of the GAAP amount for the trailing 4 quarter ends.
              4  Average non-interest bearing current liabilities is the average for the trailing 4 quarter ends of all current liabilities excluding the current portion of long-term debt.
              5  ROA and ROIC for quarterly and YTD figures are calculated on a trailing 4 quarters basis and are therefore the same.

Return on Invested Capital (ROIC) as defined by the Company, may not be comparable to similarly titled measures reported by other companies.  Management of the Company has included ROIC in this
Financial Road Map because it measures the capital efficiency of our business.  ROIC does not consider whether the business is financed with debt or equity; rather ROIC calculates a return on all capital invested in the business.
The above table reconciles ROIC to a ROA calculation using GAAP numbers.  The Company uses ROIC in a number of ways, including pricing analysis, capital expenditure evaluation, and merger and acquisition valuation.